Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI Industries appoints Stephanie Mains to Board of Directors

Elkhart, Indiana – March 10, 2021 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. ("Lippert"), supplies a broad array of highly engineered components for the leading original equipment manufacturers ("OEMs") in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced the appointment of Stephanie Mains to the Company's Board of Directors as an additional independent director. Ms. Mains will serve as a member of the Audit Committee and Compensation Committee of the Board.

Mains, 53, most recently served as Interim President and CEO of GE Power Conversion from April 2020 through December 2020. Prior to that, Mains acted as President and CEO of ABB Industrial Solutions from 2015 to 2019, where she led the Industrial Solutions business following ABB’s strategic acquisition of GE Industrial Solutions. Mains also held several other executive positions with GE Energy, including President and CEO of Industrial Solutions from 2015 to 2018, President and Chief Executive Officer, Distributed Power Services from 2013 to 2015 and Vice President, Energy Service Operations from 2006 to 2013. Prior to joining GE Energy, Ms. Mains served 17 years across multiple GE businesses in financial and transformational leadership positions, including Chief Financial Officer, Aviation Material and Contractual Services, where she led the aviation material services business and contractual service portfolio.

Mains currently serves on the board of directors of Diamondback Energy, Inc., an independent oil and natural gas company, Gates Industrial Corporation plc, a global manufacturer of innovative, highly engineered power transmission and fluid power solutions, and Stryten Manufacturing, a manufacturer of premium battery solutions, which is a private portfolio company of Atlas Holdings. Additionally, Mains founded and runs her own consulting firm, SK Mains Consulting, LLC, launched in April 2020.

“We are pleased to welcome Stephanie to our Board,” said Jim Gero, Chairman of LCI Industries’ Board of Directors. “Her extensive operations experience and leadership abilities will be of significant value to LCI Industries, our Board of Directors, and our stockholders.”

Mains joins directors James Gero, Jason Lippert, David Reed, Brendan Deely, Frank Crespo, Kieran O’Sullivan, Tracy Graham, Ron Fenech, Virginia Henkels, and Johnny Sirpilla on the Company’s Board, each for a one-year term ending at the next annual election of directors.

About LCI Industries

LCI Industries, through its wholly-owned subsidiary, Lippert, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting primarily of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors, and service centers. Lippert's products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; towing products; truck accessories; electronic components; and other accessories. Additional information about Lippert and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, and industry trends, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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